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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                            ______________________


                                   FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934



                                MARCH 11, 1997
                                Date of Report
                       (Date of earliest event reported)



                     CITADEL COMPUTER SYSTEMS INCORPORATED
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                      0-08718                 75-2242792
(State or other jurisdiction   (Commission File Number)    (IRS Employer
     of Incorporation)                                    Identification No.)



          3811 TURTLE CREEK BOULEVARD, SUITE 330, DALLAS, TEXAS 75219
                    (Address of Principal Executive Office)


                                (214) 520-9292
             (Registrant's telephone number, including area code)
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   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


   (C)  EXHIBITS.

        The following exhibits are furnished in accordance with Item 601 of Regulation S-B.

            99.1 Form of Offshore Securities Subscription Agreement

            99.2 Form of 5% Redeemable Convertible Note

            99.3 Form of Warrant to Purchase Shares of Common Stock of
                 Citadel Computer Systems Incorporated

            99.4 Form of Registration Rights Agreement

   ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        On March 11, 1997, the Company had an initial closing with respect to $1,000,000 as part of a private placement of up to $1,500,000 of 5% redeemable convertible notes due February 2000 (before fees and expenses). The notes were sold to certain offshore accredited investors pursuant to
   Section 4(2) of the Securities Act of 1933, as amended, and Regulation S. First Bermuda Securities Limited ("First Bermuda") acted as placement agent. The Company used the proceeds to retire certain outstanding indebtedness and for working capital.

        The principal amounts of the notes may be converted, at the option of the holders, as follows: (a) 30% at a conversion price per share equal to the lesser of $1.50 per share or 80% of the then average closing bid price of the Company's common stock commencing 41 days after March 11, 1997; (b) 40% at a conversion price per share equal to the lesser of $1.50 per share or 77-1/2% of the average closing bid price of the Company's common stock commencing 71 days after March 11, 1997; and (c) the remaining 30% at a conversion price per share equal to the lesser of $1.50 per share or 75% of the average closing bid price of the Company's common stock commencing 101 days after March 11, 1997. Each conversion is calculated from the average closing bid price of the Company's stock the five trading days prior to and including the conversion date. The Company has the option to redeem the notes for cash in the event the conversion price with respect to notes submitted for conversion would be less than $1.50 per share. The redemption price for notes to be redeemed will be the principal amount and all accrued interest multiplied by the reciprocal of the conversion discount as then in effect.

        For each $25,000 of notes purchased, each investor received warrants to purchase 5,000 shares of the common stock of the Company at $2.00 per share. The warrants have a two year term and will vest as follows: (a) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 90 days following the closing date; (b) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 135 days following the closing date; and

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   (c) 33-1/3% vest in respect of that portion of the note still held by the holder after the expiration of 180 days following the closing date.

        The Company also granted the investors certain registration rights covering the shares of common stock issuable upon conversion of the notes pursuant to a registration rights agreement.

        First Bermuda, as placement agent, is entitled to receive a commission of eight percent (8%) of the proceeds, payable in shares of the Company's stock, and a warrant to purchase approximately 120,000 shares of Company common stock at an exercise price of $2.00 per share. Copies of the form of note, subscription agreement, warrants and registration rights agreement are filed as exhibits hereto and incorporated herein.

        The Company had previously announced its intention to raise approximately $3 million from a private placement during the fourth quarter of fiscal 1997. To date, an aggregate of $1,000,000 of the notes as disclosed in this report were sold in the placement. The Company determined to postpone the sale of the remaining amounts but may consider other financing alternatives in the future.

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                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CITADEL COMPUTER SYSTEMS INCORPORATED
                                          (Registrant)



DATE: March 26, 1997           By: /s/ Steven B. Solomon
                              --------------------------------------------------
                                      Steven B. Solomon, Chief Operating Officer

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